Tianjin Information Sea Information Technology Co., Ltd.

As one party of this agreement

With

Mr Liu Fu and Mrs Liu Zhixin

Together as the other party of this agreement

Signed

Option Agreement

October 27, 2015

Option Agreement

The Option Agreement (" This agreement") concluded by the following parties on October 27, 2015, Beijing:

(1)	Tianjin Information Sea Information Technology Co., Ltd,its registered address is Room 1704-8359 Block A Building Kuangshiguoji Xiangluowan Tianjin Free Trade (Central Business District),Legal representative Liu Zhixin (“Party A”);

(2)	Mr Liu Fu, His home address is Group 1, Committee 9, BaoAn Street, Kedong Town, Kedong County Heilongjiang Province ID No. is 230230196505050257;

Mrs Liu Zhixin,Her home address is Room 1204, Unit 3, Building 7, Tianqinwan Wuyi Road, Xinxiu District, Xianghe County, Langfang City, Hebei Province.ID No. is 230230198601020225;

(Mr Liu Fu and Mrs Liu Zhixin together as "Party B" )

In view of:

1. Party B is the shareholder of Shuhai Information Technology Co., Ltd(“Domestic company”),who holding 100% amount of the registered capital in domestic company (stock equity). Shareholding ownership as follows:

Shareholder	Contribution (RMB)	Investment proportion (%)
Liu Fu	32,500,000	65%
Liu Zhixin	17,500,000	35%
Total:	50,000,000	100%

2. Party B intends to award a right to Party A, which is under the right situation Party A has the right to transfer all the stock equity in Domestic Company holding by Party B.

Therefore, both parties friendly conclude this agreement, reached the following agreement:

1.	Grant rights

Party B hereby irrevocably award party A the following rights (" Option rights ") :

1.1	Without violating Chinese laws and industry policy limited of China, this agreement will valid for ten years from the effective date of this Agreement (as defined in section 15.2). In accordance with the provisions exercise of Article 4, Party A has the right to choose the terms and conditions set forth in this agreement. It values the domestic company’s contributions of the registered capital RMB _1.00 yuan, and will pricing RMB 0.001 yuan(exercise price). Party A purchases all the underlying shares from Party B and has the right to choose one time or several times to purchase the whole or any part of the underlying shares. Party B commits to cooperate with Part A to do the above procedures, transfer all or any portion of the underlying equity to Party A

1.2	Within the right time limit, Party A has the right to request Party B accomplish the agreement, and Party B also have to promise to cooperate. Under the exercise price Part B transfer the whole or any part of underlying shares to Party A or transfer the shares to the designated. (The designated should be one or more person/entities, within the limits laid down by Chinese law and industry policy).

1.3	If Party A have not requested Party B transfer all the underlying equity to Party A or its designated entity (or person) in the vesting period, Party A has the right to request Party B extend the exercise period for 10 years and Party B shall agree the requirement of extending the exercise period ("extended exercise period", also includes other extension according to the provisions below). If Party A have not yet requested Party B transfer wholly or part of the underlying entity to its designated entity (or person) in the extended exercise period, Party A has the right to request Party B continue extend the exercise period for 10 years, Party B shall agree to extend the exercise period. Thereafter, Party A has the right to request extend exercise period constantly, till all the subject of the equity transfer to the designated entity (or person). The terms and conditions of this Agreement also apply to extend the exercise period.

1.4	Under the exercise price, Party A will complete to transfer the shares of domestic companies held by Party B. Party A promises itself or designated entity (or person) to buy the shares during vesting period or extended vesting period. Within that period, Party A is entitled to exercise its unlimited share options rights in this agreement.。

1.5	Within the vesting period and exercise period extended, if Party B continue to hold the underlying shares would result in violation of laws and administrative regulations, Party B shall issue a written notice to Party A immediately, and explain the specific reasons, in this case, Party A will: (1) exercise in accordance with the provisions of Article 4 of this Agreement immediately; or (2) specify the appropriate entity (or persons) to acquire the underlying shares held by shareholder.

2.	Share option price

In order to obtain and maintain the rights under this agreement, party A agrees to pay party B at the following provisions price:

2.1	Within vesting period and extended exercise period, Party A shall pay one yuan (RMB1.00) annual to Party B ("Option Price") as it’s achieving and maintaining the rights of consideration.
2.2	Party A should pay Option price to Party B within 7 days from the effective date; payment shall complete during exercise period (total of 10 years) and also do during the extended exercise period (total of 10 years). When Party B receives the money, Party B shall sign a receipt by way of Annex III to Party A.

3.	Confirmation and give up pre-emptive rights of shareholders

Party B (all the shareholders) agree to and hereby acknowledge that the information in Harbin sea information technology co., LTD., in accordance with the provisions of the share option agreement the exercise of rights, or in accordance with the provisions of the equity pledge contract implementation guarantee. All shareholders will give up the pre-emptive rights to buy that part of the shares.

4.	Exercise right

4.1	In vesting period and extended exercise period, Party A can issue a exercise notice ("Exercise Notice") as Annex II of this Agreement to Party B, and required to exercise their share options in this Agreement, acquired all or part underlying shares of some domestic companies are held by Party B.
4.2	Once Party B received the exercise notice which is issued by Party A, under the provisions of above Article 4.1, Party B shall do immediately, and no later than five working days after its receipt of the exercise notice,

4.2.1	According to the requirements of exercise right, notice the signed together with Party A and / or any entity (or persons) designated by Party A such as "Equity Transfer Agreement" in Annex IV of this Agreement;

4.2.2	In accordance with provisions of the "Equity Transfer Agreement" Party A and / or any entity (or person) designated by Party A and the other shareholders of domestic companies together through a format such as shareholder resolutions in Annex V of this Agreement, approve the "Equity transfer Agreement "and modify the articles of association of domestic firms;

4.2.3	Together with Party A and / or any entity (or person) specified by Party A and the other shareholders of domestic companies, promote domestic companies submit the "Equity Transfer Agreement" and the modification of the Articles of Association of the company to the relevant approving authority, and assist in obtaining necessary approvals;

4.2.4	Together with Party A and / or any entity (or person) specified by Party A and the other shareholders of domestic companies, promote and assist domestic companies formulate the corresponding registration changes from its registration authority;

4.2.5	To complete the share purchase all other necessary matters.

5. Payment of the exercise price

5.1	Both parties agree that, unless applicable law requires otherwise, calculated in accordance with Section 1.1 of this Agreement provisions, the exercise price of the underlying equity of the total amount of (RMB_50,000Yuan) ("total exercise price").

5.2	If applicable law requires price of the underlying equity must be evaluated and the assessment of the price of the underlying shares is higher than the total exercise price, Party B hereby irrevocably waives the difference between the assessment price and total exercise price, or if Party A have paid the difference to Party B in order to complete the procedures prescribed by law, Party B shall refund the difference to Party A after completion of the program.

6. Termination of domestic companies

6.1	If domestic company due to bankruptcy, dissolution or ordered to close and terminate in the vesting period or extended period, when the time of termination occurs, the obligations of Party B under this Agreement will be relieved.

6.2	Party B shall further promises take nothing that might lead to domestic companies bankruptcy, dissolution or termination order close in vesting period and extended period.

7. Representations and Warranties of Party B

Party B represents and warrants to Party A that till the expiring date of this agreement, Part B shall do as followings:

7.1	Party B rightful hold the underlying shares of domestic company.

7.2	Party B shall strictly abide by the obligations stipulated in the articles of the domestic company. There does not affect party B as the situation of the legal status of the domestic shareholders in the company, and also not any influence to exercise rights under this agreement by party B.

7.3	In addition to Party B in accordance with the provisions of article 9 in this agreement, Party B will pledge all the shares held by Party A in domestic companies. Underlying equity of domestic company held by Party B shall set not any form of guarantee and any detained circumstances, and not exist any dispute, litigation, arbitration or any other form of executive, judicial enforcement measures against the underlying equity, and no one able to make any claim to the underlying shares.

7.4	Party B has disclosed to Party A that it could have negative impact on its obligations in this agreement, or Party A will have substantial adverse effect on all of the data or information when signing this agreement.

8	Further commitment of Party B

Party B commitment to Party A, in exercise period and extend vesting period:

8.1	Party B in accordance with the provisions of this Agreement transfer all or part of the underlying shares to Party A or specified entity (or person), and the equity will not be transferred without Party A’s prior written express consent.

8.2	Except in accordance with the provisions of Section 9 and the pledge from "Share Pledge Contract", it will not set any other form of security interest in the underlying shares without the prior written consent of Party A,

8.3	If stock equity have been frozen in any circumstances, involved in any dispute, litigation, arbitration, any other form of administrative, judicial enforcement measures, bankruptcy, dissolution, ordered to close or against the equity of domestic companies, Party B shall take the necessary measures to redress immediately and immediately give written notice to Party A.

8.4	Without prior confirmation of Party A, Party B will not agree to contracting management, leasing management, domestic company merger, division or affiliated, joint-stock companies, or other change mode of operation and the arrangement of property right structure, or to transfer, sell for the domestic company, shareholding or otherwise dispose all or a substantial part of the assets or rights and interests.

9	The performance guarantee obligation of Party B

In order to ensure Party B to fulfil all its obligations under this Agreement in accordance with the provisions of this Agreement, Party B agrees to all of the underlying shares held by domestic companies pledge to Party A. Therefore, Party A together with Party B signed a "Share Pledge Contract", and in accordance with relevant Chinese laws and regulations apply all necessary pledge registration.

10	Liability for breach of contract

10.1	If Party B violates any provision of this Agreement or this Agreement and / or "Share Pledge Contract" has become invalid or unenforceable, Party A can take the following measures:

10.2	Require Party B transferred all or any part with the exercise price of the underlying shares to Party A or any entity (or persons) designated by Party A immediately;

10.3	To realize the guarantee in the equity pledge contract.

10.4	Once Party A in accordance with the provisions of Article 9 "Share Pledge Contract" to achieve the right, and Party A won the realization of the right related benefits and payments, shall be deemed to have fully complied with the main obligations under this Agreement, Party A will no longer offer other payment request to Party B.

11	Termination of the Contract

11.1	Any time in the vesting period and the extension of the exercise period, if Party A due to the application law cannot exercise right in accordance with the provisions of article 4, Party A can customize the discretion give written notice to party B unconditionally lift this Agreement, and without incurring any liability.

11.2	Any time in the vesting period and the extension of the exercise period, Party B has no right to unilaterally terminate this agreement.

12	Applicable law and dispute settlement

12.1	Formation, validity, interpretation and performance of this agreement shall be governed by the Chinese laws.

12.2	All disputes in connection with this Agreement or the execution there of shall be settled through friendly negotiations. In case one side notify its opinions in written way to the other party cannot negotiate the dispute within 60 days to resolve the dispute, the disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration that shall be conducted in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties. The Settlement of Disputes shall be governed by and construed in accordance with the laws of the People's Republic of China. The arbitration fee shall be borne by the losing party. In the course of settling disputes, the Agreement shall be continuously executed by both parties except for the part that is under arbitration.

13	Notification

Any notice of this agreement shall be in written form and sent by registered mail, courier or facsimile. Notice to the other party should according to the following address and number or receive prior notice to the other address and number in accordance with the provisions of Section 13:

Party A: Tianjin Information Sea Information Technology Co., Ltd

Address:Room 1704-8359 Block A Building Kuangshiguoji Xiangluowan Tianjin Free Trade (Central Business District)

Fax:

Receiver:Liu Zhixin

Party B: Mr. Liufu

Address:Room 21BC1 No.1 Xinghuo Road, Fengtai District, Beijing City

Fax:

Mrs Liu Zhixin

Address:Room 21BC1 No.1 Xinghuo Road, Fengtai District, Beijing City

Fax:

14	Other Matters

14.1	Any party cannot refuse to perform its obligations under this Agreement, nor in any way hinder, delay the achievement of the legitimate interests of the other party which has, under the present agreement.

14.2	Annex to this Agreement constitutes an integral part of this Agreement indivisible, and this agreement has the same legal effect.

14.3	Matters not covered in this Agreement, two sides can resolve in the form of a supplementary agreement. Any supplementary of the agreement in writing, all will become an integral part of this Agreement.

14.4	Any party of this agreement shall not be allowed to change or terminate this agreement, any changes or released to this Agreement, subject to mutual agreement and reach a written contract or agreement.

14.5	Party A did not exercise or delay in exercising any right or remedy under this Agreement, shall not be construed as Party A abandon such rights or remedies, will also not affect Party A in accordance with this Agreement and / or the laws and regulations exercise such rights or remedies at any time.

14.6	Any part of the terms of this Agreement is invalid does not affect the validity of any other provision of this Agreement.

15	Text and effective

15.1	The original copy of this Agreement is (6) copies, each having the same legal effect.

15.2	Since the date of this Agreement (the "Effective Date") signed by both parties shall enter into force. This Agreement has signed by both parties in Beijing.

Date is the first written in the first page,

(No text below)

Party A: Tianjin Information Sea Information Technology Co., Ltd

Signature: /s/ Liu Zhixin

Name: Liu Zhixin

Position: Legal Representative

Party B: Mr. Liu Fu

Signature: /s/ Liu Fu

Mrs Liu Zhixin

Signature: /s/ Liu Zhixin

Annex I of Option Agreement

Notice of exercise their rights
(Format)

To: Liu Fu, Liu Zhixin

According to the Option Agreement signed by you and our company on October 27, 2015, our company inform and request you to transfer a 100 % stock of Shuhai Information Technology Co., Ltd. that you hold with the price of 50000 RMB yuan to Tianjin Information Sea Information Technology Co., Ltd following the provisions of Option Agreement.

Best Regards,

Tianjin Information Sea Information Technology Co., Ltd

(Seal)

October 27, 2015

Annex II of Option Agreement

Receipt of stock option price

Tianjin Information Sea Information Technology Limited:

The undersigned have confirmed to receive the Option Agreement signed on October 27, 2015. According to the Aritcle 2, Shuhai Information Technology Co., Ltd. will respectively pay the signatory 10-yuan (RMB 10.00) per share for ten years.

Best Regards,

             /s/ Liu Zhixin

(Signature)

October 27, 2015

Annex III of Option Agreement

Equity Transfer Agreement

The Equity Transfer Agreement (this agreement) jointly signed by the following parties on October 27, 2015 in Beijing.

Transferor: (hereafter referred to as "Party A")

Mr Liufu,

The house address Group 1, Committee 9, BaoAn Street, Kedong Town, KedongCounty Heilongjiang Province,

ID No. 230230196505050257;

Mrs Liu Zhixi,

The house address Room 1204, Unit 3, Building 7, Tianqinwan Wuyi Road, Xinxiu District, Xianghe County, Langfang City, Hebei Province.,

ID No. 230230198601020225;

(together as Party A)

Transferee: (hereafter referred to as “Party B") Tianjin Information Sea Information Technology Co., Ltd,The registered address Room 1704-8359 Block A Building Kuangshiguoji Xiangluowan Tianjin Free Trade (Central Business District) ,

The legal representative Liu Zhixin

Based on the following fact

1.      Party A is the shareholder of Shuhai Information Technology Co., Ltd ("domestic company") hold the registered capital RMB50,000,000 Yuan of the domestic company, accounting for 100% of the registered capital of the domestic company.

2.      Party A agrees to transfer its holdings of registered capital RMB 50,000,000 of investment (hereafter referred to as "underlying shares") at the exercise price fixed by the Article 1.1 in "Option Agreement", Party B agrees to have the above underlying equity from Party A.

Both parties, through friendly negotiation, have reached the following agreements related matters.

1. The transfer of underlying equity

Both parties agree that Party A transfer the underlying shares to Party B at RMB _50,000Yuan. Both parties confirm the underlying shares shall be formally transferred on the effective date of the agreement. Since the date of transfer, Party A shall have no rights or bear obligations regarding the underlying shares; Party B then has the right and the obligation of the underlying shares.

2. Applicable Laws and dispute solutions

2.1 The execution, validity, creation and performance of this Agreement shall be governed by the laws of PRC.

2.2 For any dispute arising from or in connection with the Agreement shall first be settled through friendly negotiation. When no settlement can be reached on a 60 days’ written notice, either party can refer the dispute to the China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with its then effective rules of arbitration. The award of the arbitration shall be final and binding upon both parties.

3. Other issues

3.1 Both parties negotiate and confirm the issues, which are not addressed in this Agreement in a written supplemental agreement. Any supplementary in written form shall be an integral part of this Agreement.

3.2 Either party may not arbitrarily alter or rescind the agreement, the modification and rescission of this agreement in particular cases shall be agreed upon by both parties through consultation, and make a written contract or agreement.

3.3 This Agreement is made in quadruplicate, one original for each party hereto, one is for the company, and the last one is for the undergoing the registration formalities of change of shareholders’ equity with the Bureau of Industry and Commerce.

This Agreement shall come into force upon signature by the two parties (the "Effective Date"). This Agreement will duly and validly execute by both parties on October 27, 2015 in Beijing.

(The remainder of this page is intentionally left blank.)

Party A:   Liu Fu

Signature:  /s/ Liu Fu

Party B: Liu Zhixin

Signature:            /s/ Liu Zhixin